UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

In reliance on Compliance and Disclosure Interpretation 104.18, dated April 6, 2020, and the Order described below, Interpace Biosciences, Inc. (the “Company”) is delaying the filing of its definitive proxy statement (the “Proxy Statement”), including the information omitted from its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Report”) pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”).

The effects of COVID-19 have limited the abilities of the Company’s employees to conduct normal business activities. This has, in turn, delayed the Company’s ability to prepare the Proxy Statement. Notwithstanding the foregoing, the Company expects to file the Proxy Statement no later than June 15, 2020 (which is the first business day 45 days from the original filing deadline of April 29, 2020 for incorporation by reference in the Report of the Part III Information) in compliance with the exemptions granted under the Order.

On March 25, 2020, the Securities and Exchange Commission (the “Commission”) issued an order Release No. 34-88465 (the “Order”) pursuant to its authority under Section 36 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) granting exemptions from certain provisions of that Act and the rules thereunder related to the reporting and proxy delivery requirements for certain public companies. On March 30, 2020, the Company filed a Current Report on Form 8-K in reliance on the Order to extend the March 30, 2020 required filing date of the Report to no later than May 14, 2020. The Company filed the Report on April 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

Date: April 27, 2020